Exhibit 99.1

NYSE American Symbol – UEC

Uranium Energy Corp Receives $18 Million and 25 Wyoming ISR Projects Related to the Uranium One Acquisition, and Applauds the Biden Administration for its Proposed Plan to Transition Away from Russian Nuclear Fuel Supply

Corpus Christi, TX, June 8, 2022 - Uranium Energy Corp (NYSE American: UEC) (the “Company” or “UEC”) is pleased to report that it has closed a series of transactions with Anfield Energy Inc. (“Anfield”) pursuant to which Anfield has settled $18.34 million of indebtedness (the “Anfield Indebtedness”) owing to UEC. The Company received the Anfield Indebtedness through its $112 million acquisition of Uranium One Americas, Inc. (“U1 Americas”) in December 2021.

Subsequent to the closing of the Anfield Indebtedness, and the pending return of certain surety amounts related to the U1 Americas transaction, UEC will have over $182 million of cash and liquid assets, and no debt.

Amir Adnani, President and CEO, stated: “We are pleased to have completed mutually beneficial agreements where the Anfield Indebtedness has now been repaid to UEC with significant cash proceeds and a strategic equity stake in Anfield. The transactions also include a property swap allowing us to consolidate 25 additional uranium properties into our Wyoming portfolio including the Charlie project which will be incorporated into our future mining operations at the Christensen Ranch project. As a result, UEC will control the largest ISR uranium portfolio in the United States. We look forward to Anfield’s progress as it emerges from these transactions debt-free and positioned as a leading conventional uranium-vanadium developer in the Uravan Mineral Belt.”

Mr. Adnani continued: “This week’s announcement by the Biden Administration potentially marks the beginning of a new chapter in the future of the domestic U.S. nuclear fuel industry. In light of Russia’s ongoing invasion of Ukraine, the Biden Administration is proposing a plan whereby the Department of Energy is asking Congress for approval and appropriations to purchase $3.5 billion of domestic low-enriched uranium which is comprised of uranium, conversion and enrichment services from U.S. suppliers. We look forward to working with the Department of Energy to advance U.S. national and energy security interests in domestic uranium capabilities as the U.S. transitions away from Russian supply.”

Details of Anfield Debt Settlement

The Anfield Indebtedness to UEC was settled through the payment of $9.17 million in cash plus the issuance to UEC of 96,272,918 units of Anfield (each, an “Anfield Unit”), which were issued at a deemed price of $0.095 per Anfield Unit for an aggregate value of approximately $9.17 million. Each Anfield Unit is comprised of one common share of Anfield (each, an “Anfield Share”) plus one Anfield share purchase warrant (each, an “Anfield Warrant”), with each Anfield Warrant entitling UEC to acquire one Anfield Share at a price of C$0.18 per Anfield Share until May 12, 2027. The securities underlying the Anfield Units are subject to certain resale restrictions. As a result, UEC now owns approximately 16% of Anfield on an outstanding basis (including warrants, approximately 27% on a partially diluted basis).

Additionally, UEC completed a property swap agreement (the “Property Swap”) with Anfield in which the Company will receive Anfield’s portfolio of 25 in-situ recovery (“ISR”) uranium projects in Wyoming (the “Wyoming ISR Asset Portfolio”) in exchange for UEC’s Slick Rock and Long Park projects located in Colorado. The Wyoming ISR Asset Portfolio increases UEC’s Wyoming land holdings by 50%, adding 55,119 acres of federal mining claims and state mineral leases. This includes 7.1 million feet of drill data with historic resources totaling 12.6 million lbs. U3O8 (full details of the historic resources acquired by UEC pursuant to the Property Swap can be found in Table 1 below).

The Wyoming ISR Asset Portfolio is comprised of the Charlie project, located immediately adjacent to UEC’s Christensen Ranch property, along with nine projects in the Powder River Basin, seven projects in the Great Divide Basin, four projects in the Wind River Basin, three projects in the Shirley Basin, and one project in the Black Hills.

The Charlie project is a state mineral lease that is 90% surrounded by UEC’s Christensen Ranch permit and wellfield operations. The Charlie project ore body is well defined and is a continuation of UEC’s ore body located between Mine Unit 8 and Mine Unit 10 at Christensen Ranch. A Wyoming Department of Environmental Quality Permit to Mine exists for the Charlie project which UEC intends to update to current standards for ISR mining and incorporate the project as two additional Mine Units of the Christensen Ranch project.

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray Processing Plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place.  Additionally, the Company has other diversified holdings of uranium assets, including: 1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; 2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp; and 3) a pipeline of resource-stage uranium projects in Arizona, New Mexico, Texas, Wyoming and Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Technical Disclosure

Table 1 – Wyoming ISR Asset Portfolio historic* resources.

Project	Classification	Tons (kt)	Uranium Grade (% U3O8)	Contained Uranium (klbs U3O8)
Charlie	Indicated Inferred	1,255 411	0.12% 0.12%	3,100 988
Clarkson Hill	Inferred	957	0.06%	1,113
Nine Mile Lake	Indicated Inferred	2,108 1,297	0.06% 0.07%	2,504 1,804
Red Rim	Indicated Inferred	337 473	0.17% 0.16%	1,142 1,539
South Sweetwater	M&I Inferred	95 202	0.07% 0.07%	133 283
Total	M&I Inferred	3,795 3,340	0.09% 0.09%	6,879 5,727

* The Company’s Qualified Person has not done sufficient work to classify these historic estimates as current mineral resources and UEC is not treating such historical resources as a current estimate of mineral resources.

Notes to the historic mineral resource estimates:

-	Charlie: NI 43-101 compliant resource estimate dated September 5, 2018 and prepared by BRS Engineering, Inc. Based on a 0.02% U3O8 cut-off grade.
-	Clarkson Hill: NI 43-101 compliant resource estimate dated July 27, 2017 and prepared by BRS Engineering, Inc. Based on a 0.02% U3O8 cut-off grade.
-	Nine Mile Lake: NI 43-101 compliant resource estimate dated March 29, 2018 and prepared by BRS Engineering, Inc. Based on a 0.025% U3O8 cut-off grade.

-	Red Rim: NI 43-101 compliant resource estimate dated March 31, 2017 and prepared by BRS Engineering, Inc. Based on a 0.025% U3O8 cut-off grade.
-	South Sweetwater: NI 43-101 compliant resource estimate dated December 30, 2008 and prepared by BRS Engineering, Inc. Based on a 0.025% U3O8 cut-off grade.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

Notices to U.S. Investors

The Wyoming ISR Asset Portfolio contains 12.6M pounds of “historic resources” which have been estimated in compliance with CIM Definition Standards on Mineral Resources and Mineral Reserves but should not be considered or treated as current resources as defined under NI 43-101. These resources should be considered a “historical estimate” as defined under NI 43-101. In each instance, the reliability of the historical estimate is considered reasonable, but a Qualified Person has not done sufficient work to classify the historical estimate as a current Mineral Resource, and UEC is not treating the historical estimate as a current Mineral Resource.

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitute “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.